(stamp)
                                                              FILED
                                                        in the Office of the
                                                     Secretary of State of Texas
                                                            Oct 21 1996
                                                        Corporation Section


                           ARTICLES OF INCORPORATION
                                       OF
                          T.A.R. FINANCIAL GROUP, INC.

ARTICLE ONE
THE NAME OF THE CORPORATION IS T.A.R. FINANCIAL GROUP INC.

ARTICLE TWO
THE PERIOD OF ITS DURATION IS PERPETUAL.

ARTICLE THREE
THE PURPOSE FOR WHICH THE CORPORATION IS ORGANIZED IS THE TRANSACTION OF ANY AND ALL LAWFUL BUSINESS FOR WHICH A CORPORATION MAY BE INCORPORATED UNDER THE TEXAS BUSINESS CORPORATION ACT.

ARTICLE FOUR
THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS ONE THOUSAND (1000). THE SHARES SHALL HAVE NO PAR VALUE.

ARTICLE FIVE
THE CORPORATION WILL NOT COMMENCE BUSINESS UNTIL IT HAS RECEIVED FOR THE ISSUANCE OF ITS SHARES CONDERATION OF THE VALUE OF $1000.00, CONSISTING OF MONEY, LABOR DONE OR PROPERTY ACTUALLY RECEIVED.

ARTICLE SIX
THE STREET ADDRESS OF ITS INITIAL REGISTERED OFFICE, AND THE NAME OF ITS INITIAL REGISTERED AGENT AT THIS ADDRESS IS AS FOLLOWS:

TARA J. MORADO
1353 MIDDLETON RD.
CEDAR HILL, TEXAS 75107

THE NUMBER OF INITIAL DIRECTORS IS ONE. THE NAMES AND ADDRESS OF THE INITIAL DIRECTORS ARE:

TARA J. MORADO
1353 MIDDLETON RD.
CEDAR HILL, TEXAS 75107

ARTICLE EIGHT
THE CORPORATION IS A CLOSED CORPORATION.





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ARTICLES OF INCORPORATION FOR
T.A.R. FINANCIAL GROUP INC.

ARTICLE NINE
THE NAME AND ADDRESS OF THE INCORPORATOR IS:
AARON LIGGETT
2821 E. RANDOL MILL RD.
ARLINGTON, TEXAS 76011

IN WITNESS WHEREOF: I HAVE HEREUNTO SET MY HAND THIS 16 DAY OF OCT.1996.

                                                   /S/ ARRON LIGGETT
                                                   -----------------------------
                                                   AARON LIGGETT